Exhibit 10.8

STANDARD OFFICE LEASE

LA JOLLA SHORES PLAZA

THIS STANDARD OFFICE LEASE (“Lease”) is entered into effective as of February 1, 2018 (“Effective Date”), between LA JOLLA SHORES PLAZA, LLC, a California limited liability company (“Landlord”), and EQUILLIUM, INC., A Delaware Corporation (“Tenant”). Landlord and Tenant agree as follows:

BASIC LEASE PROVISIONS

The provisions set forth in Paragraphs A through U are part of this Lease wherever appropriate reference is made thereto, unless and except to the extent they are expressly modified elsewhere in this Lease:

A.	Effective Date:	February 1, 2018

B.	Landlord:	La Jolla Shores Plaza, LLC 2223 Avenida de la Playa, Suite 350 La Jolla, California 92037 Telephone: 858.456.5655 FAX: 858.456.5660 E-Mail: Attention: Kim Fishman

C.	Tenant:	EQUILLIUM, INC. 2223 Avenida de la Playa, Suite 105 La Jolla, California 92037 Telephone: 858.754.3201 E-Mail: Attention: Dan Bradbury

D.

Premises: The area identified as such on the floor plan attached hereto as Exhibit A, located in Suite 105 of the Building, and consisting of approximately 1,743 rentable square feet. A 14% core factor was used in the calculation.

E.	Building:	La Jolla Shores Plaza 2223 Avenida de la Playa La Jolla, California 92037

F.	Term of Lease:	48 months

G.	Commencement Date:	March 1, 2018

H.	Expiration Date:	February 28, 2022

I.	Monthly Base Rent:

Lease Year	Rate/Rentable Square Foot	Monthly Amount
1-2	$2.75/1,743 sq ft	$4,793.50
3-4	$2.83/1,743 sq ft	$4,932.69

J.	Monthly Parking Fees: Garage Parking: Surface Parking Area:	(See Parking Addendum) $50.00 per month per Space (#15, #47 & #58) $25.00 per month per Space

K.	Utilities Costs: During the Term of the Lease, Tenant shall pay, as additional monthly rent, Tenant’s proportionate share of the Utility expenses (water, gas and electricity) of the Building 6.0%

L.	Operating Costs: 6%

M.	Tenant’s Share of Utilities and Operating Costs: 6.0%

N.	Security Deposit: None

O.	Prepaid Rent: None

P.	Guarantor: None

Q.	Use of Premises: For general office purposes and for no other use or purpose.

R.	Tenant Improvements: Landlord shall install door in-between Suite 103 and 105; patch and paint

S.	Tenant Improvements Allowance: None

T.	Lease Year: Twelve (12) Months

U.	Option to Extend: None

V.	Occupancy Rate: Employee occupancy not to exceed Eight (8) Full and Part-Time Employees

LEASE AGREEMENT

Landlord hereby leases and Tenant hereby hires the premises described in Paragraph D of the Basic Lease Provisions (“Premises”) upon all of the terms and conditions of this Lease.

1.    Premises. The location of the Premises is more particularly shown on the floor plan attached hereto as Exhibit A and incorporated herein. The Premises is located in the building described in Paragraph E of the Basic Lease Provisions (“Building”). The Premises, the Building and the parcel of land upon which the Building is located are referred to collectively herein as the “Property.”

2.    Term. The term of this Lease (“Term”) shall commence on the commencement date specified in Paragraph G of the Basic Lease Provisions (“Commencement Date”) and shall expire on the expiration date specified in Paragraph H of the Basic Lease Provisions (“Expiration Date”), subject to earlier termination as set forth herein. If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof. In such case, the Term shall commence on the date Landlord delivers possession of the Premises to Tenant. Once the Commencement Date has been established, Tenant and Landlord shall confirm the Commencement Date and Expiration Date in writing.

3.    Rent. From and after the Commencement Date, Tenant agrees to pay Landlord, in advance, on the first day of each and every calendar month during the Term, the Base Rent (defined below) and other charges specified in this Section 3. The Base Rent for any fraction of a month at the beginning of the Term will be prorated and paid on the Commencement Date. Payment of all Base Rent and other charges shall be without offset or demand, shall be in lawful money of the United States of America, and shall be made at the address set forth for Landlord in Paragraph B of the Basic Lease Provisions, or at such other place as Landlord may direct. The Base Rent and other charges (collectively, “Rent”) shall include the following:

(a)    Base Rent. Tenant agrees to pay Landlord monthly rent (“Base Rent”) in the amount specified in Paragraph I of the Basic Lease Provisions.

(b)    Additional Rent. Tenant agrees to pay to Landlord, in addition to the Base Rent, as additional rent (“Additional Rent”) all charges, costs and expenses which Tenant may become required to pay pursuant to this Lease, including, without limitation, ~~the Operating Costs~~, Parking Fees, and Utilities Costs, together with all late charges, interest, costs and expenses (including attorneys’ fees) that may accrue in the event of Tenant’s failure to pay such amounts, and all damages and costs and expenses which Landlord may incur by reason of

Tenant’s default or breach of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all of the rights and remedies with respect thereto as Landlord has under this Lease for nonpayment of Base Rent.

(c)    Utilities Costs. Tenant shall pay to Landlord during the Term, as Additional Rent, Tenant’s Proportionate Share of the Utilities Costs of the Building.

(d)    Operating Cost Increases. Tenant shall pay to Landlord during the Term, as Additional Rent, Tenant’s Share of the amount by which all Operating Costs for Lease Years 2 through 5 exceed the Operating Costs for Lease Year 1 as annualized and adjusted to assume: (i) one hundred percent (100%) occupancy of the Building; and (ii) the assessment of supplemental Taxes (defined below) pursuant to Chapter 3.5 of the California Revenue and Taxation Code to reflect Landlord’s purchase of the Property and construction of the Building and related improvements.

4.    Operating Costs.

(a)    Definition. For the purposes of this Lease, “Operating Costs” means all costs of managing, operating, maintaining, repairing, preserving and improving the Property, including all costs, expenditures, fees and charges for: (i) operation, maintenance and repair of the Property; (ii) utilities and services, security, pest control, cleaning, janitorial services, window cleaning, alarm service, telecommunications facilities and equipment, recycling programs and trash removal, and taxes thereon; (iii) compensation (including employment taxes and fringe benefits) for persons (at the rank of building manager, if onsite, or below; no salaries of onsite corporate or executive personnel shall be included as operating costs) who perform duties in connection with the operation, management, maintenance, repair and improvement of the Property, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Property; (iv) insurance, including fire, extended coverage (including coverage for earthquake and flood, if carried by Landlord), boiler, sprinkler, apparatus, public liability, property damage and rental income, and expenditures for deductible amounts paid under such insurance; (v) licenses, permits and inspections; (vi) complying with the requirements of any law, statute, ordinance, code, rule, regulation, requirement, license, permit, certificate, judgment, decree, order or directive of any federal, state, county or local governmental or quasi-governmental authority, agency, department, board panel or court (individually, “Law” and collectively, “Laws”), except to the extent that such requirements include repairs by landlord to comply with ADA or Title 24 requirements; (vii) amortization of capital improvements to or replacements of the Property (including the Building systems, the structural components of the Building, the parking facilities and other elements of the Property (but excluding the foundation of the Building and replacement of the roof), over the useful life of such improvements or replacements as determined by GAAP principles; (viii) property management fees; (ix) accounting, legal and other professional services incurred in connection with the operation of the Property; (x) a reasonable allowance for depreciation on machinery and equipment used to operate and maintain the Property and on other personal property owned by Landlord on the Property; (xi) contesting the validity or applicability of any Laws that may affect the Property; (xii) reserves for future expenditures of the type described herein, as reasonably determined by Landlord; (xiii) landscaping and maintenance of the common area; (xiv) supplies, materials, equipment and tools used in connection with the Property, including any rental fees (to the extent that rental fees are not charged for equipment owned by Landlord or any affiliate of Landlord; (xv) taxes; and (xvi) any other costs, expenditures, fees or charges, whether or not hereinbefore described, which, in accordance with generally accepted property management practices, would be considered an expense of managing, operating, maintaining, repairing and/or improving the Property.

(b)    Tenant’s Share. “Tenant’s Share” shall mean and refer to the portion of the Operating and Utilities Costs payable by Tenant. Tenant’s Share shall be calculated as a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the total aggregate rentable square footage of the Building. The parties agree that the approximations of the areas of the Premises and the Building that have been used to compute Tenant’s Share are reasonable and that Tenant’s Share shall not be subject to revision based on the actual area of the Premises or the Building, unless there is a change in the size of the Premises or in the rentable area within the Building.

(c)    Operating Cost Exclusions. Operating Costs shall not include: (i) costs (including tenant improvements, permit, license and inspection costs) incurred in renovating or otherwise improving, altering or building out rentable space for other tenants or vacant rentable space; (ii) costs of utilities or services sold to Tenant or others for which Landlord receives reimbursement; (iii) costs of interest on debt or amortization on any mortgages, rent and other charges, costs and expenses payable under any mortgage or ground or underlying lease, if any; (iv) costs of electrical power for which a tenant directly contracts with and pays a local public service company; (v) charitable or political contributions made by Landlord; (vi) maintenance and repair of capital items not a part of the Property, except such offsite items as may be reasonably necessary for the operation and use of the Property, which costs may then be amortized and included, yearly, as Operating Costs; (vii) any expenses for repairs or maintenance which are covered by warranties, guarantees and service contracts (excluding any mandatory deductible) to the extent collected and paid to Landlord; (viii) legal expenses arising out of the enforcement of the provisions of any leases and other occupancy agreements affecting the Property; (ix) depreciation or amortization, other than as provided in the definition of Operating Costs in Section 4(a); (x) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord or responsible third party; and (xi) any other expenses which, under generally accepted accounting principles consistently applied, would not be considered a maintenance, repair or operating expense, or would not normally be treated as a cost of operation (to be reimbursed by tenants) by landlords of comparable buildings. (xii) Late fees or penalties incurred by Landlord or Landlord’s agent.

(d)    Taxes. For the purposes of this Lease, “Taxes” means all real property taxes and general, special and district assessments and other governmental impositions, fees, levies and charges of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of, or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above to the extent that any resulting tax savings are credited back to Operating Expenses. Notwithstanding the foregoing, Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance taxes.

5.    Payment of Operating Costs and Other Additional Rent. Prior to the commencement of each of Lease Years 2 through 5, or such other annual accounting period as Landlord shall utilize from time to time, Landlord shall give Tenant a written estimate of all of the items of Additional Rent (including Operating Costs) payable by Tenant during the coming Lease Year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance, at the same time the Base Rent is paid. Such estimate may be adjusted from time to time on the basis of Landlord’s experience and reasonably anticipated costs. Within ninety (90) days after the end of each Lease Year, or such other annual accounting period as Landlord shall utilize from time to time, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual costs incurred by Landlord during the year then ended, and Tenant shall pay to Landlord Tenant’s proportionate share of the cost incurred in excess of the payments of Additional Rent made by Tenant within ten (10) days of receipt of such statement. Tenant’s Share of the Operating Costs for the first and/or last calendar quarter or Lease Year during the Term shall be proportionately reduced to account for the Commencement Date and Expiration Date of the Term occurring on other than the first or last day of the appropriate calendar quarter or year. In the event that the Operating Cost portion of the payments of Additional Rent made by Tenant exceed Tenant’s Share of the actual Operating Costs, the amount of any such excess shall be credited by Landlord to the Additional Rent next due and owing; provided, however, that, if the Term has expired, Landlord shall accompany said statement with the amount due to Tenant. Notwithstanding the foregoing, Landlord shall have the right to submit statements to Tenant for unbudgeted Operating Costs incurred on an emergency basis, and Tenant shall remit payment on such statements for Tenant’s Share of such Operating Costs within, thirty (30) days of receipt of same.

6.    Late Charges. Tenant’s Rent and all Additional Rent is due on or before the First Day of each Month. Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to ascertain. Such costs include, without limitation, processing, administration and accounting charges. If any installment of any item of Rent due from Tenant is not received by Landlord on or before the 10th day of the month due, Tenant shall pay to Landlord, as Additional Rent, (a) ten percent (10%) of the overdue Rent, as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that the Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amounts, nor prevent the Landlord from exercising any of the other rights and remedies available to Landlord hereunder. The payment of a late charge shall be in addition to any interest payable by Tenant under Section 8. In addition to the charges provided for above, Tenant shall pay a charge of

$45.00 to Landlord for each check returned for insufficient funds and 5125.00 for each “three (3) day pay or quit” notice sent to Tenant by Landlord.

7.    ~~Security. Tenant shall deposit with Landlord, upon Tenant’s execution of this Lease, the security deposit specified in Paragraph N of the Basic Lease Provisions (“Security Deposit”) with Landlord as security for the full and faithful performance by Tenant of every term and covenant of this Lease. In the event Tenant defaults in the performance of any of its obligations hereunder, or otherwise breaches this Lease, Landlord may use, apply, or retain all or any portion of the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys’ fees) which Landlord shall suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written request therefore deposit monies with Landlord sufficient to restore the Security Deposit to the full amount required by this Lease. Upon the expiration or earlier termination of this Lease and performance of all of Tenant’s obligations hereunder, Landlord shall return the Security Deposit or any balance thereof to Tenant. Tenant shall not be entitled to any interest on the Security Deposit, and Landlord shall be entitled to commingle the Security Deposit with its general funds. No part of the Security Deposit shall be considered to be held in trust, to bear interest for its use, or to be a prepayment for any-monies to be paid by Tenant under this Lease.~~

8.    Interest on Past Due Obligations. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid within ten (10) days after the date it is due shall, at Landlord’s option, bear interest from the date due until paid to Landlord by Tenant at the lesser of the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable Laws (“Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

9.    Uses.

(a)    Premises. The Premises shall be used only for general office purposes and for no other use or purpose. Landlord makes no warranty or representation regarding the suitability of the Premises for Tenant’s intended use. Tenant shall not engage in any activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord’s insurance over the amount otherwise charged therefore or cause such insurance to be canceled. Tenant shall comply with all applicable Laws pertaining to its use of the Premises. Tenant shall commit no nuisance or waste on the Premises and shall not cause any unreasonable odors, noise, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage Landlord’s property or any other person’s property or disturb the quiet enjoyment of any other tenant in the Building. Tenant shall not cause any excessive loads to be placed upon the floor slabs or the walls of the Premises by the placement of its furnishings or equipment or otherwise.

Occupancy rate of the Premises is four persons per thousand square feet, unless prior approval for higher density is received in writing from Landlord.

(b)    Compliance with Laws and Rules and Regulations. Tenant shall comply with all Laws and the rules and regulations (“Rules and Regulations”) pertaining to the use of the Premises, the Building and the Property. A copy of the Rules and Regulations in existence as of the Effective Date is attached hereto as Exhibit C and incorporated herein. Landlord reserves the right to amend the Rules and Regulations at any time by giving notice of amendments to Tenant.

(c)    Insurance Use Requirements. Tenant shall neither use nor occupy the Premises in any manner, nor commit or omit any act, resulting in a cancellation or reduction of any insurance or increase in premiums on any insurance policy covering the Premises, the Building or the Property. Tenant shall, at its sole expense, comply with all requirements of any insurer pertaining to the use of the Premises and reasonably necessary for maintenance of economic and proper property, liability and other insurance desired to be carried by Landlord under this Lease.

(d)    Building Exterior. No portion of the area outside of the Building or the exterior of the Building is leased to Tenant. No rubbish containers may be stored outside of the Premises except inside existing trash enclosure areas. No other materials may be stored outside the Premises. Tenant shall have no right of access to the Building roof and Tenant shall make no penetrations of the roof or the roof membrane of the Building.

(e)    Hazardous Materials. Tenant hereby makes the following covenants regarding Hazardous Materials:

(i)    Tenant shall at all times and in all respects comply with all Laws, including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. §1251, et seq.), Resource Conservation & Recovery Act (42 U.S.C. §6901, et seq.), Safe Drinking Water Act (42 U.S.C. §3000f, et seq.), Toxic Substances Control Act (15 U.S.C. §2601, et seq.), the Clean Air Act (42 U.S.C. §7401, et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601, et seq.), California Health & Safety Code (§25100, et seq., §39000, et seq.), California Safe Drinking Water & Toxic Enforcement Act of 1986 (California Health & Safety Code §25249.5, et seq.), California Water Code (§13000, et seq.), and other comparable Laws (collectively, “Hazardous Materials Laws”), relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any such laws, ordinances or regulations (collectively, “Hazardous Materials”).

(ii)    Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant’s use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance with and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises, the Building or the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected with the Premises, the Building or the Property without first notifying Landlord of Tenant’s intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto.

(iii)    Tenant shall immediately notify Landlord in writing of: (A) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (B) any claim made or threatened by any person against Tenant, the Premises, the Building or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (C) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, the Building or the Property, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to the Premises, the Building or the Property or Tenant’s use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(iv)    Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord’s managers, members, partners, shareholders, directors, officers, employees, agents, attorneys, successors and assigns (collectively, “Landlord Parties”), free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys’ fees), or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises, the Building or the Property, or the discharge in or from the Premises, the Building or the Property of any Hazardous Materials brought or caused to be brought into or onto the Premises, the Building or the Property by or on behalf of Tenant; (B) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, the Building or the Property; or (C) Tenant’s failure to comply with any Hazardous Materials Law. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building or the Property, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term. For purposes of the release and indemnity provisions of this subsection, any acts or omissions of Tenant or its employees, agents, or contractors or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

(v)    If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord under this subsection, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as requested by Landlord.

(vi)    As set forth on Exhibit D attached hereto and incorporated herein, Landlord has disclosed to Tenant that asbestos containing materials are located in the Building and that an asbestos management plan is in place for the Building. Except as expressly disclosed to Tenant in writing, Landlord has no current actual knowledge of any other Hazardous Materials in or about the Premises, the Building or the Property.

(f)    No Light, Air or View Easement. No diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building and the Property shall in any way affect this Lease, entitle Tenant to any abatement or reduction of Rent, or impose any liability on Landlord.

(g)    Building Name. Tenant shall not use the name of the Building or the Property or words to the effect of either in connection with any business on the Premises without the prior written consent of Landlord. Landlord may change the name of the Building or the Property at any time without consent of or notice to Tenant.

(h)    Keys. Four (4) keys to the Premises will be furnished to Tenant by Landlord. Additional keys will be furnished upon Tenant paying Landlord the cost thereof. No additional lock or locks shall be placed by Tenant on any door in the Premises or the Building, unless written consent of Landlord shall have been first obtained; and, should such consent be so obtained, Landlord shall be supplied with keys to each such lock and no other than the employees of Landlord or those it has authorized in writing shall work on or modify any lock which is part of the Premises. Tenant shall not cause or allow the duplication of any keys to be made, and Tenant shall not cause or allow any keys to be possessed by any person other than an authorized agent of Tenant. Tenant agrees, at the expiration or earlier termination of this Lease, to return all keys of all doors in the Premises and the Building to Landlord.

(i)    Rules and Regulations. Tenant shall comply with all Rules and Regulations that Landlord may from time to time promulgate for the safety, care, cleanliness and orderly management of the Premises, the Building and the Property.

10.    Acceptance of Premises. Tenant accepts the Premises in its “AS-IS” condition, unless otherwise noted under Exhibit B (Tenant Improvements) and hereby acknowledges: (a) that it has been advised by Landlord and/or any broker under this Lease to satisfy itself with respect to the condition of the Premises, including all applicable Laws, and the present and future suitability of the Premises for Tenant’s intended use; (b) that Tenant has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Tenant’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Landlord, nor any of Landlord’s agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

11.    Alterations.

(a)    Landlord’s Consent.

(i)    Tenant shall not make or permit to be made any alterations, additions or improvements (“Alterations”) to the Premises or any part thereof without the prior written consent of Landlord in each instance, which may be granted or withheld in Landlord’s sole discretion.

(ii)    Landlord will not unreasonably withhold or delay its consent to any Alterations, provided and upon the condition that all of the following conditions shall be satisfied: (A) the Alterations do not affect the outside appearance of the Building; (B) the Alterations are nonstructural and do not impair the strength of the Building or any part thereof; (C) the Alterations are to the interior of the Premises and do not affect any part of the Building outside of the Premises; (D) the Alterations do not affect the proper functioning of the Building systems or other utilities, systems and services of the Building, or materially increase the usage thereof by Tenant; (E) Landlord shall have approved the final plans and specifications for the alterations, any subsequent changes thereto, and all contractors and subcontractors who will perform them; and (F) all costs and expenses incurred in connection with the Alterations, including the construction and installation thereof, the preparation of the plans and specifications therefore, and the attaining of all necessary governmental approvals and permits, shall be paid by Tenant. In the event that Landlord grants its consent to any Alterations hereunder, such consent may be conditioned upon the requirement that Tenant provide a lien completion bond in form and amount satisfactory to Landlord.

(iii)    Not less than five (5) days prior to commencement of any approved Alterations, Tenant shall notify Landlord of the Alterations work commencement date so that Landlord may post notices of nonresponsibility in and around the Premises. All approved Alterations shall comply with all Laws, the other terms of this Lease, and the final plans and specifications approved by Landlord, and Tenant shall fully and promptly comply with and observe any Rules and Regulations of Landlord then in force with respect to the making of Alterations and/or imposed by Landlord in connection with its approval of the plans and specifications for the Alterations. Landlord’s review and approval of Tenant’s plans and specifications are solely for Landlord’s benefit. Upon completion of any approved Alterations, Tenant shall provide to Landlord “as-built” plans, copies of all construction contracts, building permits, inspection reports and all other required governmental approvals, together with proof of payment of all labor and materials. Tenant shall be responsible for any additional alterations and improvements required by applicable Laws to be made to or in the Premises or the Building as a result of any Alterations to the Premises made by or for Tenant. Landlord shall have no duty toward Tenant, nor shall Landlord be deemed to have made any representation or warranty to Tenant, with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of the design of the Alterations, the plans and specifications therefore, or any other matter regarding the Alterations.

(b)    Ownership and Surrender of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as received (including, without limitation, refloating any drywall), except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. Landlord may require Tenant to remove any or all Alterations made by Tenant during the Term and to restore the Premises to its prior condition (i.e., the condition as of the Commencement Date), all at Tenant’s sole cost and expense. All Alterations, which are not already Landlord’s property and which Landlord does not require Tenant to remove, shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. In no event shall Tenant remove any Alterations, fixtures or other improvements, including, without [imitation, any power wiring or power panels, lighting or lighting fixtures, cabinetry, window coverings, carpets, other floor coverings, heaters, air conditioners or other heating or air conditioning equipment or any other item or equipment that is fastened in any manner to the Premises walls, floor or ceiling without Landlord’s prior written consent.

(c)    Liens. Tenant shall pay when due all claims for labor, materials and services furnished by or at the request of Tenant. Tenant shall keep the Premises, the Building and the Property free from all liens, security interests (with the exception of security instruments on equipment leased by Tenant) and encumbrances (including, without limitation, all mechanic’s liens and stop notices) created as a result of or arising in connection with any Alterations or any other labor, services or materials provided for or at the request of Tenant or any other act or omission of Tenant or persons claiming through or under Tenant (such liens, security interests and encumbrances singularly and collectively are herein called “Liens”). Tenant shall not use materials in connection with the Alterations that are subject to any Liens. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against: (i) all Liens; (ii) the removal of all Liens and any actions or proceedings related thereto; and (iii) all actions, claims, damages, liabilities, costs and expenses (including attorneys’ fees) in connection with the foregoing. If Tenant fails to keep the Premises, the Building and the Property free from Liens then, in addition to all other rights and remedies available to Landlord, Landlord may take any action necessary to discharge such Liens, including payment to the claimant on whose behalf the Lien was filed. Any sums expended by Landlord (including, without limitation, administrative costs and attorneys’ fees) in connection with any such action shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate. Neither Landlord’s curative action nor the reimbursement of Landlord by Tenant shall cure Tenant’s default in failing to keep the Premises, the Building and the Property free from Liens.

(d)    Additional Requirements. Tenant shall obtain all necessary permits and certificates for the commencement and performance of Alterations and for final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and with all applicable insurance requirements, and in a good, first-class and workmanlike manner. Tenant, at its expense, shall diligently cause the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant or by any person claiming through or under Tenant. Alterations shall be performed so as not to interfere with any other tenant in the Building, cause labor disharmony therein, or delay or impose any additional expense on Landlord in the maintenance, repair or operation of the Building. Throughout the performance of the Alterations, Tenant, at its expense, shall carry, or cause to be carried, in addition to the insurance described in Section 17, Workers’ Compensation insurance with statutory limits and such other insurance as Landlord may reasonably require with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of the Alterations and, upon request, at reasonable intervals thereafter until completion of the Alterations.

(e)    Trade Fixtures. Subject to the provisions of Section 9, and the foregoing provisions of this Section 11, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (collectively, “Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

(f)    Tenant Improvements. Any tenant improvements (“Tenant Improvements”) in or to the Premises shall be constructed and installed in compliance with the provisions of this Section 11, Exhibit B, all other provisions of this Lease and all applicable Laws.

12.    Maintenance and Repair.

(a)    Tenant’s Obligations. Except for those portions of the Building which Landlord is obligated to maintain pursuant to Section I2(b), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in first-class order, condition and repair, including, without limitation, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fire hose connections (if within the Premises), fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors and plate glass. Tenant, in keeping the Premises in first-class order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in first-class order, condition and state of repair. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner and within a time period reasonably satisfactory to Landlord. Landlord shall have the right, upon giving Tenant five (5) days written notice of its election to do so (except in the case of an emergency. in which case no notice shall be required), to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid by Tenant promptly upon receipt of a bill therefore.

(b)    Landlord’s Obligations. Subject to Tenant’s obligations pursuant to Section 12(a) and the provisions of this Lease dealing with damage or destruction, Landlord, subject to reimbursement under Section 5, shall maintain in good working order and repair all structural portions of the Premises and the Building, including the roof, foundations and bearing walls, and all common areas of the Building. Landlord shall also maintain and repair all utility systems serving the Building and the common area and shall maintain the exterior landscaping for the Building. Landlord shall provide janitorial and window-washing services throughout the Building on a regular basis. as reasonably determined by Landlord. Tenant hereby waives the benefit of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941 and 1942 of the California Civil Code, and any similar or successor statute or law with regard to Landlord’s repair obligations under this Lease.

(c)    Tenant’s Obligation to Reimburse. Tenant shall reimburse Landlord in full for all damages to the Premises, the Building or the Property that are caused by Tenant, its agents, employees or contractors.

13.    Utilities and Services; Access.

(a)    Utilities and Services Furnished by Landlord. Landlord shall provide the following services under this Lease: (i) utility and elevator services for the Building and the Premises seven (7) days per week, twenty-four (24) hours per day; (ii) heating, ventilating and air conditioning (“HVAC”) for the common areas of the Building from 7:30 a.m. to 6:00 p.m., Monday through Friday; (iii) janitorial service for the Building and the Premises five (5) nights each week, exclusive of holidays; and (iv) electricity for the common areas of the Building seven (7) days per week, twenty-four (24) hours per day. No failure or interruption of any such utilities or service shall entitle Tenant to withhold rent or other sums due hereunder or to terminate this Lease, and Landlord shall not be liable to Tenant for any such failure or interruption, unless caused by the willful misconduct of Landlord. Tenant shall not install or use any device that will cause to be used any utilities in excess of those normally used in the course of general office work. Landlord shall not be responsible for providing any security protection for all or any portion of the Property, and Tenant shall at its own expense provide or obtain any security services that it desires.

(b)    Additional and After-Hours Utilities Usage. Landlord, in its sole and absolute discretion, may elect to offer additional and/or after-hours utilities usage in the Building to any or all tenants of the Building. In the event that Landlord elects to offer such services to Tenant, all such usage shall be charged directly to Tenant at an hourly rate to be reasonably determined by Landlord, and shall be payable to Landlord as Additional Rent.

(c)    Utilities and Services Furnished by Tenant. Tenant shall furnish and pay, at Tenant’s sole expense, its pro rata share of all utilities for the Premises (including, without limitation, electricity, HVAC and telephone service) and other services which Tenant requires with respect to the Premises. In the event any of the utilities for the Premises are separately metered, the account therefore shall be in Tenant’s name, and Tenant shall pay for Tenant’s consumption of such utility services directly to the provider before delinquency according to the amount shown on such separate meter.

(d)    Access. Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week.

14.    Tenant’s Personal Property Taxes. Tenant shall pay prior to delinquency all taxes, license fees, and public charges assessed or levied against Tenant, Tenant’s estate in this Lease or Tenant’s leasehold improvements, trade fixtures, furnishings, equipment and other personal property located in the Premises.

15.    Landlord’s Right to Alter the Building and the Property. Landlord reserves and shall at any and all times have the right to alter the Building and the Property, and may for that purpose erect scaffolding and all other necessary structures thereon. Tenant shall not in any event claim or be entitled to any damages for any injury or inconveniences occasioned thereby, nor shall there be any abatement in Rent. Landlord also reserves the right to install, use, maintain, repair, and replace in the Premises pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment which are located within the Premises or outside the Premises. All such work by Landlord shall be performed in a good and workmanlike manner.

16.    Signs. Any and all identification signage of Tenant shall be subject to the prior written approval of Landlord, which shall be in conformance with the sign criteria for the Property, as approved by the City of San Diego and any other governmental entities having jurisdiction thereof and will be paid for by Tenant. Except as otherwise provided herein, Tenant shall not place or permit to be placed, any sign, advertisement, notice or other similar matter on the doors, windows, exterior walls, roof or other areas of the Premises or the Building which are open to the view of persons in the common area of the Building or the Premises, except with the advance written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

17.    Insurance and Indemnity.

(a)    Tenant’s Insurance. Tenant shall at all times during the Term maintain in full force the following insurance policies:

(i)    Liability Insurance. Commercial general liability insurance in connection with Tenant’s use and occupancy of the Premises and the Building providing coverage on an occurrence form basis with limits of not less than $2,000,000.00 each occurrence for bodily injury and property damage combined, $2,000,000.00 annual general aggregate, and $2,000,000.00 products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (A) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage, including completed operations, blanket contractual liability coverage (including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease), and personal and advertising injury coverage; (B) provide that the insurance company has the duty to defend all insured’s under the policy; (C) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (D) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises, the Building or the Property; (E) extend coverage to cover liability for the actions of Tenant’s employees, agents, representatives, licensees and invitees; (F) contain a cross liability endorsement or separation of insured’s clause; (G) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (H) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (I) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, Landlord Parties, and Landlord’s property managers and mortgagees; and (J) name Landlord, Landlord Parties, and Landlord’s property managers and mortgagees and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insured’s. Such additional insured’s shall be provided at least the same extent of coverage as is provided to Tenant under such policies.

(ii)    Property Insurance. Commercial property insurance covering all of Tenant’s Alterations (including the Tenant Improvements), Trade Fixtures, fixtures, equipment, and other personal property in the Premises, providing coverage, on an “all risk” or “special form” basis in an amount equal to at least one hundred percent (100%) of the full replacement cost of the covered property. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of Tenant’s property so insured. Landlord shall be protected under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any of Tenant’s property in the Premises.

(iii)    Other Insurance. Such other insurance as Tenant or Landlord or any beneficiary of any deed of trust encumbering the Building or the Property, may from time to time reasonably require, in form and amount and protecting against such risks as would be obtained by a prudent person.

(iv)    Requirements For All Insurance Policies. Each policy of insurance required to be maintained by Tenant under this Section 17 shall: (A) be in a form, and written by an insurer, reasonably acceptable to Landlord; (B) be endorsed to provide that its coverage shall be primary and non-contributing with any insurance carried by Landlord; (C) be maintained at Tenant’s sole cost and expense; and (D) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000.00. Tenant shall provide to Landlord, upon the execution of this Lease and at all times during the Term, evidence that the insurance required to be carried by Tenant pursuant to this Section 17, including any endorsement affecting the additional insured status, is in full force and effect and that all premiums therefore have been paid.

(v)    Updating Coverage. Tenant shall increase the amounts of insurance provided in this Section 17 as reasonably required by Landlord and any mortgagee, as recommended by Landlord’s insurance broker, if, in the opinion of either Landlord or any mortgagee, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(vi)    Certificates of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section 17 is in force, accompanied by an endorsement showing the required additional insured’s satisfactory to Landlord in substance and form. Notwithstanding the requirements of this subsection, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease.

(b)    Landlord’s Insurance. During the Term, Landlord shall maintain in effect property insurance on the Building with responsible insurers on an “all risk” or “special form” basis, insuring the Building in an amount equal to at least one hundred percent (100%) of the replacement cost thereof, excluding land, foundations, footings and installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts, including, without limitation, coverage for earthquake or flood. Any policy maintained by Landlord under this Section 17(b) may be maintained under a “blanket policy” insuring other parties and/or locations in addition to the Building. In addition to the foregoing, in the event Tenant fails to provide or keep in force any of the insurance as required pursuant to Section 17(a), Landlord, in its discretion, may provide such insurance, in which event, the cost thereof shall be payable by Tenant to Landlord as Additional Rent on the first day of the calendar month immediately following demand therefore from Landlord.

(c)    Waiver of Liability of Landlord. Landlord shall not be liable to Tenant (or any subtenant, assignee, licensee or invitee of Tenant) for any injury or damage that may result to any person or property by or from any cause whatsoever, including, without limitation, water leakage of any character, gas, fire, oil, electricity or any other cause whatsoever, in, on or about the Premises or the Building or any part thereof, other than injury or damage resulting from the gross negligence or willful misconduct of Landlord.

(d)    Mutual Waiver of Right of Recovery and Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and each others’ managers, members, partners, shareholders, officers, directors, representatives and agents for any loss or damage that is covered by any policy of property insurance maintained by either party with respect to the Premises, the Building or the Property or any operation therein, regardless of cause, including negligence of the party benefiting from the waiver, to the extent of the loss or damage covered thereby. If any such policy of insurance relating to this Lease or to the Premises, the Building or the Property does not permit the foregoing waiver or, if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

(e)    Tenant and Landlord Indemnity. Tenant shall indemnify, protect, defend and hold Landlord and Landlord Parties harmless from and against all losses, liabilities, costs, claims, demands, actions, damages and expenses (including attorneys’ fees) in any way arising out of or in connection with: (i) Tenant’s breach of any provision of this Lease; (ii) the negligence or willful misconduct of Tenant, its agents, employees and contractors; (iii) the use, occupancy, maintenance, and repair of the Premises, the Building or the Property, or any part thereof, by Tenant, its agents, employees and contractors; and (iv) Tenant’s failure to comply with any Laws respecting the use and occupancy of the Premises, the Building or the Property, or any part thereof. The obligations of Tenant hereunder shall survive the expiration or earlier termination of this Lease. Landlord agrees to indemnify Tenant against all losses, liabilities, costs, claims, demands, actions, damages and expenses arising from Landlord’s gross negligence or willful misconduct in connection with this Lease.

18.    Damage or Destruction.

(a)    Repair of Premises. If the Premises are damaged or destroyed during the Term of this Lease, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction. In no event, however, shall Landlord be obligated to spend for such repairs more than the amount of proceeds received from the insurance required under this Lease, less any deductible payable by Landlord.

(b)    Abatement of Rent. In the event all or a portion of the Premises is damaged or destroyed, to the extent Tenant cannot reasonably use the affected portion, the Basic Rent shall be abated in proportion to the rental value of the portion so affected. Such abatement shall continue for the period commencing with the damage or destruction and ending with substantial completion by Landlord of the repair work or reconstruction which Landlord is obligated or undertakes to do.

(c)    Destruction of Premises. If the Premises are damaged or destroyed to the extent that Landlord determines that the Premises cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, either Landlord or Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to the other party. Landlord shall send Tenant written notice of Landlord’s determination within sixty (60) days after the date of the damage or destruction. If Landlord determines that the Premises can be fully repaired or restored within said one hundred eighty (180) day period, or if it is determined that such repair or restoration cannot be made within said period but neither party elects to terminate this Lease within thirty (30) days after the date of said determination, this Lease shall remain full force and effect and Landlord shall diligently repair and restore the Premises as set forth in this Section 18.

(d)    Landlord’s Option to Terminate. Notwithstanding anything in this Lease to the contrary, in the event of damage to or destruction of all or any portion of the Premises which is not fully covered by the insurance proceeds (including applicable deductibles) received by Landlord or which has not been insured under the insurance policies required to be carried under the terms of this Lease, Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered. if Landlord does not elect to terminate this Lease, this Lease shall remain in full force and effect and the Premises shall be repaired and rebuilt in accordance with the provisions for repair set forth in this Section 18. If the Premises are destroyed or damaged during the last one hundred eighty (180) days of the Term, Landlord may, at Landlord’s option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within thirty (30) days after the date of occurrence of such damage.

(e)    Tenant’s Responsibility. None of the foregoing provisions of this Section 18 shall be construed to relieve Tenant of any liability in the event the damage or destruction is caused by or the result of the negligence or willful misconduct of Tenant, its employees, agents, representatives or contractors. Landlord’s obligation to rebuild or restore the Premises under this Section 18 shall not include Tenant’s Alterations, Trade Fixtures or any other improvements, alterations or additions made by Tenant to the Premises. Tenant hereby waives the provisions of California Civil Code Sections 1932 and 1933 with respect to any damage to or destruction of the Premises.

19.    Condemnation. If any part of the Premises shall be taken for any public or quasi-public use under any Law or by right of eminent domain or purchase in lieu thereof, and a part thereof remains which is susceptible to occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Base Rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Term only such portion of the Base Rent as the value of the part of the Premises remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises or such part thereof is taken so that there does not remain a portion susceptible to occupation hereunder, this Lease shall thereupon terminate. All compensation awarded upon any taking hereunder shall belong exclusively to Landlord.

20.    Entry by Landlord. Landlord and its agents and representatives shall have the right to enter the Premises for the purpose of inspecting the same, showing the Premises to prospective purchasers or others, posting notices of non-responsibility, or making repairs, alterations or additions to any portion of the Premises and the Building. Landlord and its agents may, at any time within six (6) months prior to the expiration of the Term, exhibit the Premises to prospective tenants.

21.    Assignment and Subletting.

(a)    Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld; provided, however, that Landlord’s consent shall be subject to the provisions of Section 21(b). For purposes of this Section 21(a), any transfer of the majority of the voting stock in any corporate Tenant, or the majority or managing interest in the partnership of any partnership Tenant, or the majority or managing interest in the limited liability company of any limited liability company Tenant, shall constitute an assignment hereunder. Consent to one assignment or subletting shall not constitute a waiver of this Section 21 or consent to any further assignment or subletting. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser at any execution sale, shall have any right to possess or occupy the Premises or any part thereof, or claim any right hereunder or assignment hereof.

(b)    Procedure for Consent. In the event Tenant wishes to sublet the Premises, or any portion thereof, or assign this Lease, then the following procedure shall apply:

(i)    Tenant shall submit in writing to Landlord (A) the name of the proposed subtenant or assignee; (B) a statement describing the nature of the business to be carried on in the Premises; (C) a copy of the proposed sublease or assignment, including all terms and conditions thereof; (D) Landlord’s lease application form, completed by the proposed assignee or subtenant; (E) financial statements for the proposed assignee or subtenant, which shall include, at a minimum, prior year and year to date (current to within six (6) months) balance sheets, income and expense statements and sources and uses of cash statements; and (F) such other financial and business information regarding such subtenant or assignee as Landlord shall reasonably request.

(ii)    At any time within thirty (30) days after Landlord’s receipt of all of the information specified in clauses (A) through (F) of Section 21(b)(i), Landlord may, by written notice to Tenant, elect to: (A) cancel and terminate this Lease with respect to an assignment of this Lease or the sublease or the entire Premises; (B) consent to such sublease or assignment; or (C) withhold Landlord’s consent. If Landlord falls to respond to Tenant’s request for consent within thirty (30) days after receipt of all of the information specified in clauses (A) through (F) of Section 21(b)(i), Landlord’s consent will be deemed to have been denied.

(iii)    It shall be reasonable for Landlord to consider, in deciding whether to consent to an assignment or sublease, any or all of the following factors regarding the proposed assignee or subtenant: (A) whether the proposed assignee or subtenant has continuing financial strength comparable to or greater than Tenant and any guarantors of this Lease; (B) the proposed use of the Premises by the assignee or subtenant, including the applicability of any covenants not to compete undertaken by Landlord to other tenants in the Building, whether made before or after execution of this Lease; (C) the proposed assignee’s or subtenant’s business reputation; (D) the tenant mix within the Building; and (E) the business capability, experience and other qualifications of the proposed assignee or subtenant.

(c)    Continuing Obligation of Tenant. No transfer permitted by this Section 21 shall release Tenant or change Tenant’s primary liability to pay Rent and to perform all other covenants and obligations of Tenant under this Lease. Landlord’s acceptance of Rent from any other person is not a waiver of any provision of this Section 21. Consent to one transfer is not consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee without notifying Tenant or obtaining Tenant’s consent. Such action shall not relieve Tenant’s liability under this Lease.

(d)    Terms and Conditions. In connection with any proposed assignment or sublease, Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees, whether or not Landlord consents to such assignment or sublease. Each assignment or sublease shall be in form satisfactory to Landlord and shall be subject and subordinate to the provisions of this Lease. Once approved by Landlord, such assignment or sublease shall not be modified without Landlord’s prior written consent. Each assignee or sublessee shall agree to perform all of the covenants and obligations of Tenant hereunder and shall acknowledge that the termination of this Lease shall, at Landlord’s sole election, constitute a termination of every such assignment or sublease. In the event the Premises are sublet at a rate greater than the Base Rent and any Additional Rent due under this Lease, one hundred percent (100%) of the overage will belong to Landlord.

(e)    Landlord’s Remedies. Any assignment or sublease without Landlord’s prior written consent shall, at Landlord’s election, be void, and shall constitute a default under this Lease.

22.    Default

(a)    Event of Default. The occurrence of any of the following events (“Event of Default”) shall constitute a default and breach of this Lease by Tenant:

(i)    The failure by Tenant to make any payment of Rent or any other required payment, as and when due, and such failure shall not have been cured within three (3) days after written notice thereof from Landlord;

(ii)    Tenant’s failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for fifteen (15) days after written notice of such failure is given to Tenant, provided that if any such failure creates a hazardous condition, such failure shall be cured immediately. Notwithstanding the foregoing, if such failure cannot be cured within fifteen (15) days after delivery of such notice, Tenant shall not be in default hereunder so long as Tenant commences curative action within such fifteen (15) day period and thereafter diligently and continuously pursues such cure to completion; and

(iii)    Tenant’s assignment of its assets for the benefit of its creditors; the filing of a petition by or against Tenant, where such action is not dismissed within thirty (30) days, seeking adjudication or reorganization under the Bankruptcy Code; the appointment of a receiver to take possession of, or a levy by way of attachment or, execution upon, substantially all of Tenant’s assets at the Premise, or any other insolvency, dissolution, or bankruptcy proceeding.

(b)    Remedies. Landlord shall have the following remedies upon an Event of Default by Tenant. These remedies are not exclusive; they are cumulative and in addition to any and all other remedies now or later allowed by applicable Law:

(i)    Landlord shall be entitled to continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect all Rent under this Lease when due. During the period Tenant is in default, Landlord may enter the Premises and relet the Premises, or any part thereof, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, attorneys’ fees, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. The reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord all Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this subsection shall terminate this Lease, unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(ii)    Landlord may terminate Tenant’s right to possession of the Premises at any time. No act by Landlord other than giving notice thereof to Tenant in writing shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to recover from Tenant:

(A)    The worth, at the time of the award, of the unpaid Rent which had been earned at the time of termination of this Lease; plus

(B)    The worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; plus

(C)    The worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Term after the time of reward exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; plus

(D)    Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, or which in the ordinary course of events would be likely to result there from, including, without limitation, costs of recovering and reletting the Premises, and attorneys’ fees and costs incurred in connection therewith; plus

(E)    Any other amounts in addition to or in lieu of the foregoing as may be allowed by applicable Law.

“The worth, at the time of the award,” as used in subsections (A) and (B) is to be computed by allowing interest at ten percent (10%) per annum or the maximum rate then allowable by law. “The worth, at the time of the award,” as referred to in subsection (C) of this paragraph, is to be computed by discounting the amount of the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

(c)    No Relief From Forfeiture After Default. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and under any other present or future Law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the Premises by reason of any Event of Default.

(d)    Landlord’s Right to Perform Tenant’s Obligations. If Tenant shall at any time fail to perform any obligation required to be made by Tenant hereunder, after expiration of the applicable periods referred to in Section 22(a), then Landlord may, at its option, perform such obligation to the extent Landlord deems desirable, and may pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any of Landlord’s rights or remedies, or a release of Tenant from performance of such obligation. All sums so paid by Landlord shall be due and payable by Tenant to Landlord on the day immediately following Landlord’s payment thereof Landlord shall have the same rights and remedies for the nonpayment of any such sums as for default by Tenant in the payment of Rent.

(e)    Remedies Not Exclusive. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies available.

(f)    Notification of Reletting. In the event Landlord terminates this Lease pursuant to Section 22(b)(ii), and Tenant has made an advance payment of “rent” as defined in California Civil Code Section 1951.7 and has requested in writing that Landlord notify Tenant of any initial reletting of the Premises, then (and only then) must Landlord notify Tenant pursuant to California Civil Code Section 1951.7(c) that the Premises have been relet.

(g)    Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.

(h)    Landlord’s Right to Pursue Other Remedies. In the event of any breach of this Lease, Landlord may pursue any of the foregoing remedies, and Landlord may consecutively or concurrently therewith pursue any other remedy or enforce any right to which Landlord may be entitled by law.

(i)    Termination, Surrender and Abandonment. No act or conduct of Landlord, including, without limitation, efforts to re-lease the Premises or an action in unlawful detainer or service of notice upon Tenant or surrender of possession by Tenant pursuant to such notice or action, shall extinguish the liability of Tenant to pay Rent or other sums due hereunder or terminate this Lease, unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. No act or conduct of Landlord, including the acceptance of the keys to the Premises, other than a written acknowledgment of acceptance of surrender signed by Landlord, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Lease Term. The surrender of this Lease by Tenant, voluntarily or otherwise, shall, at Landlord’s option, operate as an assignment to Landlord of any and all existing assignments and subleases, or Landlord may elect to terminate any or all of such assignments and subleases by notifying the assignees and sublessees of its election within thirty (30) days after such surrender.

23.    Effect of Conveyance. The term “Landlord” as used in this Lease, means only the current owner(s) of the Building so that in the event of any sale or other transfer of the Building, the transferor shall be deemed to be relieved of all obligations of the landlord hereunder from and after the date of such sale, and the transferee shall be deemed to have assumed and agreed to perform any and all obligations of Landlord hereunder arising from and after said date. Landlord may transfer and deliver the Security Deposit to the transferee upon any such transfer, and thereupon Landlord shall be discharged from any liability therefore.

24.    Subordination and Attornment. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust and any other instrument of security or ground lease which has been or shall be placed on the Building or the Property; provided that, so long as Tenant is not in default under this Lease, no foreclosure or other right or remedy exercised by the lender holding such security shall terminate this Lease. This subordination is hereby made effective without any further act of Tenant. Tenant shall, at any time hereafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any security instrument for the purpose of subjecting and subordinating this Lease to the lien of such instrument. Tenant shall attorn to any third party pm-chasing or otherwise acquiring the Premises or the Building at any sale or other proceeding or pursuant to the exercise of any rights, powers or remedies under any instruments of security or ground leases now or hereafter encumbering all or any part of the Premises or the Building, as if such third party had been named as Landlord under this Lease, provided that such purchaser recognizes Tenant’s rights under this Lease.

25.    Estoppel Certificate. Tenant shall sign and deliver to Landlord, within ten (10) days after receipt of Landlord’s request, any estoppel certificate or other statement to be furnished to Landlord or any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall acknowledge and certify each of the following matters, to the extent each may be true: (a) that this Lease is in effect and not subject to any rental offsets, claims or defenses to its enforcement; (b) the commencement and termination dates of the Term; (c) that Tenant is paying Rent on a current basis; (d) that the Tenant Improvements, if any, required to be furnished under this Lease have been completed in all respects; (e) that this Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; (f) that Tenant has accepted the Premises and is in possession thereof; (g) that this Lease has not been modified, altered or amended except in specified respects by specified instruments; and (h) that Tenant has no notice of any prior assignment, hypothecation or pledge of rents or this Lease. If Tenant fails to deliver any such estoppel certificate within ten (10) days after receipt thereof, Tenant hereby appoints Landlord as Tenant’s attorney in fact for the purpose of completing, signing and delivering such estoppel certificate to the person or entity requesting it.

26.    Notices. All notices, demands or requests to be given to Tenant or Landlord under this Lease shall be in writing, delivered personally or by commercial courier or by United States mail, postage prepaid, certified return receipt requested and addressed: (a) to Tenant at the Premises; or (b) to Landlord at such address as it may from time to time designate to Tenant in writing. Each such notice, demand or request shall be deemed to have been received by Tenant or Landlord upon actual delivery.

Landlord Notice Address:	La Jolla Shores Plaza, LLC Attention: Kim Fishman 2223 Avenida de la Playa, Suite 350 La Jolla, California 92037 Telephone: 858.456.5655 Fax: 858.456.5660 Email:

Tenant Notice Address:	EQUILLIUM, INC 2223 Avenida de la Playa, Suite 105 La Jolla, California 92037 Telephone: 858.344.6124 E-Mail:

27.    No Accord and Satisfaction. No payment by Tenant, or receipt by Landlord, of any amount which is less than the full amount of Base Rent, Additional Rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of: (a) the earliest of such other sums due and payable; and thereafter (b) to the earliest Base Rent, Additional Rent or other sum due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of Base Rent, Additional Rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to receive payment of the balance of such Rent and/or other sums or Landlord’s right to pursue all available remedies.

28.    Attorneys’ Fees. If any action or proceeding at law or in equity shall be brought to recover any Rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the Premises, the prevailing party shall be entitled to recover from the other party as a part of such action or in a separate action brought for that purpose, its reasonable attorneys’ fees and costs and its expenses incurred in connection with the prosecution or defense of such action. “Prevailing party” within the meaning of this section shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other’s payment of the sums allegedly due for performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination. In addition, Tenant agrees to reimburse Landlord for all of Landlord’s legal fees and costs and expenses incurred in the enforcement and protection of all of Landlord’s rights under this Lease and all applicable laws, whether or not an action has been brought, including attorneys’ fees and costs incurred in any out-of-court settlement or in connection with the filing of a bankruptcy petition by or against Tenant.

29.    Holding Over. This Lease shall terminate without further notice at the expiration of the Term. Any holding over after the expiration of the Term, with the express written consent of Landlord (which consent may be granted or denied in Landlord’s sole discretion), shall be construed to be a tenancy from month to month, at a monthly rental of one hundred fifty percent (150%) of the last applicable Base Rent, and shall otherwise be on the terms and conditions herein specified.

30.    Landlord Liability. Tenant agrees that, if Tenant shall recover a money judgment against Landlord under this Lease, such judgment shall be satisfied only out of Landlord’s estate in the Property, and neither Landlord nor Landlord Parties shall have any personal or further liability whatsoever with respect to any such judgment.

31.    No Brokerage Commissions. Each party warrants and represents to the other that it has not entered into any agreement under which a brokerage commission or fee would be payable in connection with this Lease by the other. Each party further agrees to indemnify, protect, defend and hold the other party harmless from any loss, cost, liability and expense (including attorneys’ fees and costs) which the other party may incur as the result of any breach of this Section 31.

32.    General Provisions

(a)    Entire Agreement. This Lease, together with all of the exhibits attached hereto, constitutes the entire agreement made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(b)    Time. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor.

(c)    Captions. The captions of the numbered sections of this Lease are inserted solely for the convenience of the parties hereto and shall have no effect upon the construction or interpretation of any part of this Lease.

(d)    California Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California. Venue for any action under this Lease shall be in San Diego, California.

(e)    Partial Invalidity. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect.

(f)    No Warranties. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant.

(g)    Delaying Causes. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes: acts of God, war, riot, labor dispute, inability to procure or general shortage of labor or material in the normal channels of trade, delay in transportation, delay in inspections, governmental action or moratorium, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then such performance shall be excused for the period of the delay and the period for such performance shall be extended for a period equivalent to the period of such delay, except that the foregoing shall in no way affect (i) Tenant’s obligation to pay the Basic Rent or any other amount payable under this Lease; or (ii) the length of the Term of this Lease.

(h)    Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable under the Lease.

(i)    Binding-on Successors. Subject to the provisions of Section 21, the covenants and conditions herein contained shall apply to and be binding upon the parties hereto and their respective heirs and successors in interest.

(j)    Authority. The Parties hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

(k)    Memorandum of Lease. Tenant shall not be entitled to record this Lease or any short form memorandum hereof.

(l)    Counterparts. This Lease may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

(m)    Lease Not Effective Until Delivered. Submission by Landlord of this Lease for examination or signature by Tenant shall not constitute an option or reservation to lease the Premises for the benefit of Tenant. Notwithstanding such submission of this Lease and notwithstanding Landlord’s proceeding with space planning or other activity relating to construction of the Tenant Improvements, if any, this Lease shall not become effective until signed by both Tenant and Landlord and the fully signed Lease is delivered to both Landlord and Tenant.

(n)    Entire Agreement. This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, fully supersedes any and all prior understandings, representations, warranties and agreements between the parties hereto, or any of them, pertaining to the subject matter hereof, and may be modified only by written agreement, signed by all of the parties hereto.

LANDLORD:

LA JOLLA SHORES PLAZA, LLC, a California Limited Liability Company

By:	/s/ James B. Morris
James B. Morris, Managing Member

TENANT:

EQUILLIUM, INC. a Delaware Corporation

By:	/s/ Daniel M. Bradbury
Dan Bradbury

Its:	CEO

EXHIBIT A

Floor Plan

[attached]

EXHIBIT B

Tenant Improvements

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EXHIBIT C

Rules and Regulations

The following rules and regulations (“Rules and Regulations”) shall be applicable to the Premises, the Building, the Property and all appurtenances thereto:

1.    Use of Common Areas. Sidewalks, doorways, vestibules, halls, stairways, elevators and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in common areas or elsewhere in or about the Building or the Property. The common areas, except for the sidewalks, are not open to the general public, and Landlord reserves the right to control and prevent access to the common areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation or interests of the Building and its tenants.

2.    Plumbing Facilities. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Landlord shall not in any case be responsible for damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees, or invitees; such damages shall be paid for by Tenant, and Landlord shall not in any case be responsible therefore.

3.    Signage. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, style, size and in such places as shall be first approved in writing by Landlord. No nails, hooks, or screws shall be driven or inserted into any part of the Premises or the Building except by the Building maintenance personnel, nor shall any part of the Building be defaced in any way by Tenant.

4.    Directory. Landlord may provide and maintain on the first floor (main lobby) of the Building a directory board listing all tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.    Keys and Locks. Tenant shall not place any additional lock or locks on any door in the Premises or the Building without Landlord’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of the Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

6.    Contractors and Technicians. Tenant will refer to Landlord for Landlord’s supervision, approval, and control of all contractors, contractor’s representatives, and installation technicians rendering any service to Tenant before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Premises and the Building,

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including, without limitation, the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable Laws pursuant to which said work shall be performed.

7.    Freight/Moving. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials which require the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any other tenants is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage and loss resulting there from.

8.    Heavy Objects. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not, in the opinion of Landlord, exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant, or done by Tenant’s property while in the Building, shall be repaired at the sole expense of Tenant.

9.    Doors. Corridor doors, when not in use, shall be kept closed.

10.    Nuisances; Tenant Conduct. Tenant shall not: (a) make or permit any improper, objectionable or unpleasant noises or odors in the Premises or the Building, or otherwise interfere in any way with other tenants or persons having business with them; (b) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials, or other advertising; or (c) conduct or permit any other activities in the Building that might constitute a nuisance. Tenant shall not engage in any conduct that is physically or verbally abusive towards any other person while in the Building, the Common Areas or the Property, including other tenants, management employees or invitees.

11.    Pets. No animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises or the Building.

12.    Uses. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

13.    Labor Contracts. Tenant shall not take any action which would violate Landlord’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any

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other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or Landlord Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

14.    Pest Control. Tenant shall use those termite and pest extermination services designated by Landlord to control termites and pests in the Premises. Tenant shall bear the cost and expense of such extermination services.

15.    Electrical Equipment. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation, as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefore in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord’s prior written consent.

16.    Vending Machines. Tenant shall not operate or permit to be operated in the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant’s employees, and then only if such operation does not violate the lease of any other tenant in the Building.

17.    Vehicles. Bicycles and other vehicles, including skateboards, are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

18.    Safety. Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building, its occupants, entry and use, or its contents. Tenant and its agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

19.    Use of Name. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that, in Landlord’s opinion, may tend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant shall refrain from and/or discontinue such publicity immediately.

20.    Building Entry. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during hours Landlord may reasonably deem advisable for the

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adequate protection of the Property. Except as to those having keys to the Building, use of the Building before 7:00 a.m. or after 6:00 p.m., on Monday through Friday, or at any time on Saturdays, Sundays and legal holidays shall be permissive and subject to such Rules and Regulations as Landlord may reasonably prescribe in connection therewith. Landlord assumes no responsibility and shall not be liable for any damage resulting from the entry of any authorized or unauthorized person(s) to the Building.

21.    Repair Times. Tenant shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

22.    Soliciting. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

23.    Smoking. At no time shall Tenant permit nor shall Tenant or its agents, employees, contractors, guests or invitees smoke in any common area of the Building, including the garage areas, unless such common area has been declared a designated smoking area by Landlord.

24.    Deliveries. All deliveries to or from the Premises shall be made only at such times, in the areas and through such entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or of any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

25.    Janitorial Service. The work of cleaning personnel shall not be hindered after 5:30 p.m., and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness or indifference to the preservation of good order and cleanliness in the Premises.

26.    Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

27.    Office Closing Procedures. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before

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Tenant or its employees leave the Premises, so as to prevent waste and damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this Rule.

28.    Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery or pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.    Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Building or on the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

30.    Waiver of Rules and Regulations. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant(s), but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Rules and Regulations against any or all of the tenants of the Building.

31.    Effect on Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Rules and Regulations constitutes a failure to fully perform the provisions of the Lease.

32.    Additional and Amended Rules and Regulations. Landlord reserves the right to rescind or amend these Rules and Regulations and/or to adopt any other Rules and Regulations as, in Landlord’s judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Property and for the preservation of good order therein and thereon.

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EXHIBIT D

ASBESTOS DISCLOSURE STATEMENT

1.    BACKGROUND INFORMATION. STRUCTURAL STEEL FIREPROOFING MATERIAL AND OTHER BUILDING MATERIALS CONTAINING ASBESTOS WERE WIDELY USED IN CONSTRUCTION FROM THE 1950’S THROUGH THE MID-1970’S. THE BUILDING WAS BUILT BEFORE 1979 AND CERTAIN ASBESTOS-CONTAINING MATERIALS (ACM) ARE LOCATED IN THE BUILDING.

2.    ASBESTOS SURVEY. THE BUILDING HAS BEEN SURVEYED AND TESTED FOR ACM. THE SURVEY DATED AUGUST 7, 1991, SHOWS THAT THE BUILDING CONTAINS FIREPROOFING AND OTHER MATERIALS THAT ARE ACM. IN ACCORDANCE WITH CODE OF FEDERAL REGULATIONS PART 1926.1101 PARAGRAPH (K), YOU ARE HEREBY NOTIFIED OF THE PRESENCE OF ASBESTOS-CONTAINING MATERIALS (ACM) AND PRESUMED ASBESTOS-CONTAINING MATERIALS (PACM), IN THE BUILDING.

3.    ASBESTOS MANAGEMENT PLAN. MANY ASBESTOS CONSULTANTS HAVE CONCLUDED THAT PRESENCE OF ACM DOES NOT, IN ITSELF, CONSTITUTE A HEALTH HAZARD TO BUILDING OCCUPANTS. IT IS THE OPINION OF MOST CONSULTANTS THAT ONLY WHEN ACM IS DAMAGED OR ERODED AND ASBESTOS FIBERS BECOME AIRBORNE THAT THEY PRESENT A POTENTIAL HEALTH HAZARD TO BUILDING OCCUPANTS. IN ORDER TO AVOID DAMAGING OR DISTURBING ACM IN THE BUILDING AND TO ENCAPSULATE OR REMOVE DAMAGED OR ERODED ACM WHICH MIGHT RELEASE ASBESTOS FIBERS INTO THE AIR, THE MANAGEMENT OF THE BUILDING HAS IN PLACE AN ASBESTOS MANAGEMENT PLAN FOR THE BUILDING. THE PLAN INVOLVES PERIODIC AIR MONITORING BY A CERTIFIED ASBESTOS CONSULTANT AND ASBESTOS ABATEMENT WORK HAS ALSO BEEN PERFORMED IN THE BUILDING. ALSO, ANY ACTIVITY BY THE LANDLORD WHICH MIGHT CAUSE THE RELEASE OF ASBESTOS FIBERS INTO THE AIR IS CAREFULLY CONTROLLED AND, AS MAY BECOME NECESSARY DURING REPAIR OR RENOVATION WORK, ACM WILL BE REMOVED UNDER STRICT GUIDELINES AS SET FORTH BY OUR PROFESSIONAL ASBESTOS CONSULTANTS AND IN COMPLIANCE WITH APPLICABLE STATE AND FEDERAL REQUIREMENTS.

4.    INFORMATION REGARDING EXPOSURE. THE LANDLORD IS NOT AWARE OF ANY HEALTH RISK ASSOCIATED WITH POTENTIAL EXPOSURE TO THE LEVELS OF AIRBORNE ASBESTOS AS CURRENTLY SHOWN BY THE PERIODIC AIR MONITORING REPORTS WHICH HAVE BEEN PREPARED FOR THE BUILDING. HOWEVER, AS REQUIRED BY CALIFORNIA HEALTH AND SAFETY CODE SECTION 25915 ET SEQ., WE ARE INFORMING YOU THAT ASBESTOSIS, LUNG CANCER, AND OTHER RARE TYPES OF CANCER HAVE BEEN ASSOCIATED WITH EXPOSURE PRIMARILY IN ASBESTOS-RELATED INDUSTRIES WHERE WORKERS HANDLE OR ARE OTHERWISE EXPOSED TO HIGH LEVELS OF AIRBORNE ASBESTOS OVER A LONG PERIOD OF TIME.

5.    AVAILABILITY OF SURVEY AND REPORTS. THE SURVEY TOGETHER WITH AIR MONITORING REPORTS (INCLUDING SAMPLING AND LABORATORY PROCEDURES) ARE AVAILABLE FOR INSPECTION AND PHOTOCOPYING THROUGH THE PROPERTY MANAGER OF THE BUILDING DURING NORMAL BUSINESS HOURS.

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6.    NOTICE PROCEDURES FOR CONSTRUCTION ACTIVITIES. TENANT MUST CONTACT THE BUILDING PROPERTY MANAGER PRIOR TO ANY ACTIVITY CONDUCTED BY TENANT OR ANY CONTRACTOR OR SERVICE PERSONNEL WHICH MIGHT DISTURB ACM IN THE BUILDING. THIS NOTICE PROCEDURE APPLIES PRIMARILY TO ANY CONSTRUCTION ACTIVITY REQUIRING OPENING UP THE DROP-CEILING, INCLUDING ACTIVITIES SUCH AS RUNNING TELEPHONE OR ELECTRICAL CABLES OR WORKING ON AIR DUCTS OR PIPING ABOVE THE DROP-CEILING. MOVING, DRILLING, BORING AND OTHERWISE DISTURBING THE ACM MAY PRESENT A HEALTH RISK AND SHOULD NOT BE ATTEMPTED BY ANY EMPLOYEE WHO HAS NOT BEEN TRAINED AND QUALIFIED TO HANDLE ACM.

7.    HEALTH AND SAFETY CODE SECTION 25915. THIS DISCLOSURE STATEMENT IS PROVIDED TO TENANT IN COMPLIANCE WITH CALIFORNIA HEALTH AND SAFETY CODE SECTION 25915 ET SEQ. TENANT SHOULD BE AWARE THAT UNDER THE REQUIREMENTS OF SECTION 25915 ET SEQ., TENANT IS ALSO REQUIRED TO PROVIDE THIS INFORMATION TO TENANT’S EMPLOYEES, SUBLESSEES, CONTRACTORS AND OTHERS AS DESCRIBED IN THE CODE.

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Parking Addendum

This Parking Addendum (“Parking Addendum”) supplements and modifies that certain Standard Office Lease, effective as of February , 2018 (“Lease”) between LA JOLLA SHORES PLAZA, LLC (“Landlord”) and EQUILLIUM, INC., (“Tenant”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

1.    During the Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of Three (3) parking spaces (Garage #15, #47 & #58) for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees do not utilize the parking facilities or for Tenant utilizing fewer than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above.

2.    Tenant shall pay Landlord, as Additional Rent, the sum of Fifty Dollars ($50.00) per Garage Space per month. The Spaces may be reassigned at Landlord’s sole discretion at any time during the Term.

3.    Landlord shall have the right to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Spaces, the Garage, the Surface Parking Area, and the use thereof, including, without limitation, rules and regulations controlling the flow of traffic to and from various parking areas and the angle and direction of parking. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

4.    Tenant shall not store or permit its employees to store any automobiles in the Garage or in the Surface Parking Area without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform work on any automobiles while located in the Garage, on the Surface Parking Area, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Garage or on the Surface Parking Area overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

5.    Landlord shall have the right to temporarily close the Garage or Surface Parking Area, or certain areas therein, in order to perform necessary repairs, maintenance and improvements to the Garage, the Surface Parking Area. or any other part of the Building or the Property. Landlord shall also have the right to use of the parking after normal business hours for special event or as necessary for temporary paid parking.

6.    Tenant shall not assign or sublease any of the Spaces without the prior written consent of Landlord, which may be granted or denied in Landlord’s sole discretion. Landlord shall have the right to terminate this Parking Addendum with respect to any Spaces that Tenant desires to assign or sublease hereunder.

7.    Landlord may elect to provide parking cards or keys to control access to the Garage or Surface Parking Area. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder; provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

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8.    RELEASE OF LIABILITY. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY INJURY, LOSS OR DAMAGE TO TENANT, TENANT’S EMPLOYEES OR ANY OF THEIR PROPERTY (INCLUDING, WITHOUT LIMITATION. ANY LOSS OR DAMAGE TO TENANT’S OR TENANT’S EMPLOYEES’ AUTOMOBILES OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S OR TENANT’S EMPLOYEES’ USE OF THE SPACES OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING ADDENDUM. TENANT FULLY RELEASES, ACQUITS, DISCHARGES, AND COVENANTS TO INDEMNIFY AND HOLD HARMLESS LANDLORD AND LANDLORD PARTIES FROM ALL ACTIONS, CLAIMS, DAMAGES AND LIABILITIES OF EVERY NATURE ARISING FROM OR RELATED TO TENANT AND TENANT’S EMPLOYEES’ USE OF THE SPACES OR THE EXERCISE OF ANY RIGHTS UNDER THIS PARKING ADDENDUM. TENANT UNDERSTANDS AND AGREES THAT THIS IS A COMPLETE RELEASE AND THAT THERE ARE NO WRITTEN OR ORAL UNDERSTANDINGS OR AGREEMENTS RELATING TO THIS RELEASE AND THIS PARKING ADDENDUM THAT ARE NOT INCORPORATED HEREIN. IN CONNECTION WITH THIS PARAGRAPH 8, TENANT EXPRESSLY WAIVES ANY BENEFITS UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES THAT:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

LANDLORD:

LA JOLLA SHORES PLAZA, LLC, a California limited liability company

By:	/s/ James B. Morris
James B. Morris, Managing Member

TENANT:

EQUILLIUM, INC.

a Delaware Corporation

By:	/s/ Daniel M. Bradbury
Dan Bradbury

Its:	CEO

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~~EXHIBIT H~~

~~Guaranty Agreement~~

~~FOR VALUE RECEIVED, and in consideration for LA JOLLA SHORES PLAZA, INC., A Limited Liability Corporation (“Lessor”), entering into that certain La Jolla Shores Plaza Office Lease dated ___________ (“Lease”) between Lessor and ___________ (“Lessee”), relating to the premises described as Suite 105 of the office building located at 2223 Avenida de la Playa, La Jolla, California, and as more particularly described in the Lease (“Premises”), the undersigned Neil Senturio (“Guarantor”) hereby guarantees to Lessor (i) the prompt payment in accordance with its terms of all rent due to Lessor e, (ii) strict compliance by Lessee with the terms, covenants and conditions of the Lease. Notwithstanding anything in the foregoing to the contrary, the liability of the guarantor under this guaranty shall not exceed ___________ (total of 5 years base rent and utilities expense) in the aggregate.~~

~~Guarantor hereby grants to Lessor full power and authority to: (i) change, alter, cancel, renew or extend the time for payment of rent due under the Lease or performance by Lessee of any other terms or conditions of the lease as Lessor and may expressly or impliedly agree upon; or (ii) change, modify, extend or otherwise amend the Lease, including increasing the rental payable there under by Lessee; or (iii) otherwise deal with as Lessor may elect, without in any way diminishing, releasing or discharging the liability hereunder of Guarantor. Such liability shall be continuing and shall only by terminated by full compliance by Lessee with all the terms of the Lease.~~

~~Notice of acceptance of this Guaranty as well as all demands, presentations, notices of protest and notices of every kind or nature, including those of any action or non-action on the part of Lessee, Lessor or other party, are hereby fully waived by Guarantor.~~

~~Upon any default of Lessee under the Lease during the Lease Term, Lessor may, at its option, proceed directly and at once, without notice of such default, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof without proceeding against Lessee or any other party of foreclosing upon, selling, or otherwise disposing of or collecting or applying any property, real or personal, Lessor may then have as security for the performance by Lessee under the Lease. Guarantor hereby waives the right to require Lessor to proceed against Lessee or to pursue any other remedy Lessor may have, waives the right to plead or assert any election of remedies Lessor may have, waives the pleading of any statute of limitations as a defense to the obligation hereunder, and waives any other defense arising by reason of any disability or other defenses of Lessee or by reason of the cessation from any cause whatsoever of the liability of Lessee.~~

~~If legal action is commenced by Lessor to enforce this Guaranty or any term or condition hereof, Guarantor agrees to pay to Lessor costs of collection and, as part of the costs incurred therein, such additional sums as the Court may adjudge reasonable as attorneys’ fees in said suit.~~

~~No indulgence, forbearance or extensions of time of payment or performance permitted or granted to Lessee by Lessor shall in any way release Guarantor from liability or diminish Guarantor’s obligations hereunder.~~

~~Lessor may without notice to Guarantor assign this Guaranty in whole or in party.~~

~~Any indebtedness of Lessee now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Lessee or Lessor, and such indebtedness of Lessee to Guarantor if Lessee so requests shall be collected, enforced and received by Guarantor as trustee for and held as security for performance of the obligation of Lessee to Lessor, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.~~

~~Dated: ____________________~~

~~“Guarantor”~~

~~_________________________________________________________~~
~~Dan Bradbury~~

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